UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2024

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Drive, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
On September 15, 2024, Trimble Inc. (the “Company”) issued a press release announcing the Company’s entry into a Master Transaction Agreement with Platform Science, Inc. (“Platform Science”), dated September 14, 2024 (such agreement, as may be amended from time to time, the “Agreement”). Among other things, the Agreement provides that the Company will sell its global transportation telematics business units to Platform Science and become a shareholder in Platform Science’s expanded business. The Company’s other core transportation business units – Enterprise, Maps, Vusion and Transporeon – are not included in the proposed transaction and will remain part of the Company’s Transportation & Logistics segment following the closing of the proposed transaction. The closing of the proposed transaction is subject to customary closing conditions and regulatory approval. The press release also includes certain historical financial information with respect to the global transportation telematics business units.
The information contained in Item 2.02 of this report, including the press release, a copy of which is attached to this Current Report on From 8-K as Exhibit 99.1, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the planned transaction and the timing thereof, the value and benefits to Trimble of its equity stake in Platform Science and the commercial agreements to be entered into in connection therewith, and the development of technology, delivery of services and the business performance of each of Trimble and Platform Science following the closing of the proposed transaction. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this news release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (i) the failure to realize the anticipated benefits of the proposed transaction, (ii) that the closing of the proposed transaction is subject to conditions which may not be satisfied or may take longer to be satisfied than expected, including the failure to obtain governmental or regulatory approval that may be required for the proposed transaction, or that, if such approval is obtained, the approval is obtained subject to unexpected conditions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement relating to the proposed transaction, (iv) the effect of the announcement, pendency or completion of the proposed transactions on the ability of the parties to retain customers and retain and hire key personnel and maintain relationships with their counterparties, and on their operating results and businesses generally, (v) matters related to the proposed transaction diverting management’s attention from other ongoing business operations, (vi) unanticipated risks, costs or difficulties in separating Trimble’s global transportation telematics business, (vii) that the benefits from the anticipated commercial agreements with Platform Science will be dependent upon its performance following the closing of the proposed transaction, and (vii) the failure to realize the anticipated benefits of Trimble’s equity stake in Platform Science. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including Trimble’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect Trimble’s position as of the date of this news release. Trimble expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in Trimble’s expectations or any change of events, conditions, or circumstances on which any such statement is based.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 15, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: September 16, 2024	By:	/s/ Phillip Sawarynski
Phillip Sawarynski
Chief Financial Officer